Exhibit 99.1

M & F BANCORP, INC.

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, made and entered into this 9th day of May, 2005, between M & F Bancorp, Inc. (“M & F,”) a holding company, chartered in the State of North Carolina, and its one subsidiary, Mechanics & Farmers Bank (“the Bank,”) duly organized and existing under the laws of the State of North Carolina, with its principal office at 2634 Chapel Hill Boulevard, Durham, North Carolina, 27707 and Ronald Wiley (“the Executive”).

W I T N E S S E T H:

WHEREAS, M & F is a holding company of the Bank, a state-chartered bank in the State of North Carolina; and

WHEREAS, M & F and the Bank wish to employ Ronald Wiley as Chief Executive Officer (“CEO”) of M & F Bancorp, Inc. and President and Chief Executive Officer of Mechanics & Farmers Bank, and Executive desires to be so employed upon the terms and conditions specified herein; and

A G R E E M E N T

NOW, THEREFORE, in consideration of the promises, and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.	EMPLOYMENT.

A.	Scope.

(1) M & F hereby employs the Executive to render services as CEO of M F and as President and CEO of the Bank, as determined by their respective Boards of Directors, provided, however, that such duties, responsibilities and authority and render to the Bank such other management services as are customary and comparable to those of the CEO and President of M & F and the Bank, and as are customary and comparable for a person having such an executive office with a commercial bank and as are reasonably assigned to him from time to time by the Board of Directors of the Bank (“the Board”), and in the manner and to the extent permitted by Federal and North Carolina laws and the professional ethics of the banking profession.

(2) Executive shall discharge faithfully and diligently his duties and responsibilities under this Agreement and shall use his best effort to implement the policies established by the Board. Executive shall devote substantially all his time and effort to the performance of such duties. Except with prior consent of the Chairman of the Board, Executive shall not engage in any other occupation that requires a significant amount of the Executive’s personal attention during M & F or the Bank’s regular business hours or which otherwise interferes with Executive’s attention to or performance of his duties and responsibilities under this Agreement. However, nothing herein shall prevent Executive investing or managing, Executive’s own accounts or the accounts of the Executive’s family, stocks, bonds, securities, real estate or other forms of investment so long as such investment activities do not interfere with Executive’s attention to or performance of his duties and responsibilities under this Agreement.

(3) Executive hereby agrees to serve as an Officer and Director of M & F or Director of the Bank without additional compensation (unless the respective Boards shall determine otherwise), if and when duly elected thereto, and for such term or terms as shall be specified in such elections. However, nothing herein shall be construed as requiring M & F, the Bank, or any other person, to cause the election or appointment of Executive as such Officer or Director of M & F or Director of the Bank.

(4) Any matter relative to employment not specifically set out herein shall be governed by the HR Executive Manual, adopted by the Bank in March 2005.

B.	Term.

Executive’s employment and the Initial Term of this Agreement shall begin on June 15, 2005 (“Commencement Date”) and terminate on June 15, 2008 (Termination Date,”) (collectively “Initial Term”), subject to the termination provisions contained in Paragraph III. On June 15, 2006 (“the Anniversary Date,”) and on June 15 of each year thereafter, the Initial Term of the Executive’s employment hereunder shall be extended automatically one (1) additional year, unless prior to the date of such automatic extension, M & F or the Bank or the Executive gives written notice to the other of non-extension at least sixty (60) days prior to any Anniversary Date. The remainder of the Term shall not be less than two (2) years nor more than three (3) years at any time. During each subsequent renewal term, the Termination Date, as used herein, shall be the day following the Anniversary Date on which the renewal term begins. This Agreement shall not be effective to renew the employment of Executive in excess of three (3) additional one-year terms for a total of six (6) years during the Initial Term.

C.	Duties.

(1) Executive is employed to render professional services on behalf of M & F as Chief Executive Officer and Chief Executive Officer and President of the Bank and is responsible for the day-to-day management of M & F and the Bank, including the development and implementation of a strategic plan to foster growth and enhance shareholder value for M & F. Executive shall contribute the best professional skills and services of which Executive is capable at all times during such employment and in accordance with recognized professional ethics.

(2) Executive shall engage in such activities including professional meetings, conventions, public service and community involvement as are necessary to maintain continuing competence in the banking profession and enhance and complement the public image of M & F and the Bank.

(3) Executive shall not engage in other employment, except as an Executive of M & F and the Bank unless otherwise authorized by their respective Boards.

(4) Executive agrees to follow and abide by the laws, ethics and customs of the profession and all federal, state, and municipal laws and ordinances, and rules and regulations governing banks and bank holding companies and shall comport himself thereto and shall avoid acts, habits and usages that would tend to injure or detract from Executive’s reputation or that of M & F’s or the Bank’s.

(5) Executive shall be furnished with supplies, an office, technical and staff assistance, and such other facilities and services that are suitable to Executive’s position and adequate for the performance of Executive’s duties. M & F shall, at no expense to Executive, procure and provide reasonably adequate professional liability insurance, and pay for memberships in such organizations as shall be approved by its Board of Directors. M & F shall procure and furnish such professional periodicals, journals, and other publications and subscriptions as shall be adequate and suitable to Executive’s position and the performance of duties hereunder. All professional books, office equipment and other properties furnished by Executive hereunder shall be and remain Executive’s personal property.

D.	Expenses. M & F and the Bank authorize Executive is authorized to incur reasonable expenses for promoting and maintaining the practice and business of M & F and the Bank, including expenses for seminars, institutes, annual and periodic conventions and other meetings, continuing education courses, entertainment, club dues, travel, automobile, and similar items. M & F shall reimburse Executive for all such expenses upon presentation, from time to time, of an itemized account thereof, except to the extent that reimbursement of such expenses is specifically and expressly prohibited by the Board, or denied prior to Executive’s incurring the expense. Further, M & F shall pay or reimburse Executive for all reasonable relocation expenses or temporary housing expenses incurred by Executive, resulting from the Executive being required to his move his principal residence or perform his principal executive functions more than fifty (50) miles from the city limits of Durham, North Carolina.

II.	COMPENSATION.

In consideration of all services rendered by Executive under this Agreement and in addition to other monetary or other benefits referred to herein, M & F agrees to pay Executive and Executive agrees to accept the following as compensation:

A. Base Compensation. M & F shall pay to Executive a base annual salary of not less than One Hundred Sixty-Five Thousand Dollars and 00/cents ($165,000.00) (“Base Salary,”) as reflected on Schedule A, payable in bi-monthly installments, beginning on June 30, 2005, plus such increased base annual compensation that the Compensation Committee of the Board or the Board may authorize (“Minimum Annual Base Salary.”) Such Base Salary shall be subject to customary withholding taxes and such other employment taxes as are required by law. The provisions for such salary payments shall not be construed to preclude M & F from paying additional compensation to Executive for additional services rendered as a Director or as an Officer, or both, upon the direction of the Board.

B. Change in Base Compensation. The compensation of Executive shall be reviewed in good faith by both parties not less than annually during the Initial Term and any renewal terms and may be increased by mutual consent, but in no event shall the annual base salary be less than the Minimum Annual Base Salary described above. In reviewing Executive’s Minimum Annual Base Salary, the Board may consider the employee compensation policies established by the Compensation Committee of the Board for application to the employees of the Bank, the duties and responsibilities of the Executive, and the overall performances of Executive, M & F and the Bank, as well as increases in the cost of living, and may also consider the appropriateness of performance or merit increases. Neither participation in or receipt of payment from, any incentive compensation, deferred compensation, incentive bonus, discretionary bonus, pension, life insurance, group life insurance, health benefit, medical coverage, disability coverage, dental insurance, stock option, restricted stock, stock appreciate rights, salary continuation, incentive compensation unit, profit sharing, employee stock ownership, pension, retirement, or other employee welfare or benefits plan of the Bank (collectively “Benefits Plans”), nor receipt of any fringe benefits (“Fringe Benefits”) granted to Executive shall reduce or be deemed an offset against the Minimum Base Salary to Executive.

When a change in compensation is made, it shall be entered on Schedule A and duly signed by the proper officers of M & F and by Executive. Said entry on Schedule A shall constitute an amendment to this Agreement as of the date of said entry and shall supersede the salary provided for herein and any other change or changes in compensation previously entered on Schedule A.

C.	Participation in Benefits Plans.

(1) Generally. Executive shall participate in any and all group insurance, disability insurance, retirement, and Executive benefit and retirement plans, arrangements or distributions by M & F or pertaining to or in connection with any pension, bonus, profit-sharing or similar plans or benefits for Executives of M & F or the Bank and for which Executive shall be eligible. Executive’s rights and benefits under such plans shall continue in effect and shall not be, in any manner, reduced or affected by this Agreement other than any increase in benefits as a result of the terms of this Agreement. Nothing contained herein shall be construed to give Executive any interest in the tangible or intangible assets of M & F or the Bank.

(2) Incentive Compensation Plan. In addition to a Minimum Base Salary, Executive shall participate in M & F’s Incentive Compensation Plan. Executive shall be eligible to be paid a bonus by M & F and the Bank, the amount of which shall be determined by their Compensation Committees or Boards of Directors, respectively. The purpose of the bonus will be to make the total compensation paid annually to Executive equal to the reasonable value of the services rendered by Executive to the extent M & F is financially able to pay such compensation without incurring losses. Such bonus shall be based upon the specific objectives and performance measurements as defined in this Agreement, upon completion of M & F’s annual audit and the approval of the Board at any time or times during the year as the Board may determine but shall be paid at least annually.

(3) Fringe Benefits. The Executive shall also be entitled to receive any Fringe Benefits that may now or may be or become applicable to executive officers of the Bank, including but not limited to the payment of reasonable expenses as described in Paragraph I.D, and any other Fringe Benefits that are commensurate with the duties and responsibilities to be performed by Executive under this Agreement.

(4) Participation in Future Compensation Retirement, and Fringe Benefit Plans. In addition to the benefits provided for in this Paragraph II, Executive shall participate in and shall also receive and enjoy such other compensation, retirement, or fringe benefits that are made available, now or in the future, to executives of M & F or the Bank.

(5) Discontinuance of Fringe Benefits. If, at any time prior to the termination of Executive’s employment in accordance with the terms of this Agreement, M & F shall for any reason discontinue or cause a material reduction in retirement or fringe benefits specified in this Paragraph II, affecting only Executive, M & F shall thereupon immediately, at its expense, provide Executive with individual coverage or benefits comparable to and not less beneficial than, the benefits in existence prior to such discontinuance or material reduction until termination of this Agreement.

(6) Executive shall be entitled to reasonable vacations, not less than four (4) weeks annually, and sick leave as is customary for executive officers of M & F and the Bank. During vacations and sick leave, salary compensation shall be paid in full, and the costs thereof defrayed by M & F.

(7) Military Duty Service Leave. In the event that Executive is involuntarily placed on active duty with the armed forces of the United States of America, Executive shall be entitled to receive regular compensation until the commencement of such active duty. If Executive shall have been employed by M & F and the Bank for at least one (1) year prior to the commencement of active duty, Executive shall be paid three months’ additional compensation at Executive then Minimum Base Salary. During the period of active military service, Executive shall be treated as being on a leave of absence and shall be entitled to participate in any Benefit Plans customarily available to employees or executive officers who are on a leave of absence.

III.	TERMINATION.

A. Termination by Total Disability. If during the term of this Agreement, Executive shall be unable to perform substantially his duties hereunder because of illness or other incapacity (referred to hereafter as “Total Disability”), and such Total Disability shall continue for a period of more than six (6) consecutive months in any twelve month period, M & F shall thereafter have the right, on not less than forty-five (45) days written notice to Executive, to terminate this Agreement, in which case the date of termination shall be not less than the forty-fifth (45th) day following the date of written notice. In such event, in addition to any other benefits to which Executive would be entitled, M & F shall be obligated to pay Executive his full compensation pursuant to Paragraph II hereof up to the date of termination. Thereafter, M & F shall be obligated to pay Executive an amount equal to two-thirds (2/3) of the Minimum Annual Base Salary pursuant to Paragraph II(A) hereof less any benefits which Executive received during such period from any disability insurance program which M & F may provide Executive.

Executive shall be deemed to have suffered Total Disability upon the determination of his total permanent disability by the United States Social Security Administration or the Bank’s receipt of certification to such effect from a qualified medical doctor agreed to by M & F and Executive or, in the event of Executive’s incapacity to designate a qualified medical doctor, by Executive’s legal representative. If M & F and Executive fail to agree upon a qualified medical doctor, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to Total Disability.

B. Termination by Death and Death Benefit. This Agreement shall terminate on the date of death of Executive. Upon Executive’s death, in addition to any other benefits to which any person would be entitled, including those vested for the benefit of Executive, upon Executive’s death, his bi-monthly compensation under Paragraph II.A. shall continue through the last day of the calendar month following his date of death. Compensation to which Executive is entitled pursuant to Paragraph II.C. hereof shall be paid pursuant to the terms of M & F’s Incentive Compensation Plan. Executive’s compensation for the period following his death shall be paid to the beneficiary indicated on the Beneficiary Designation attached hereto as Exhibit A.

Within three (3) months after the date of Executive’s death, M & F shall, in addition to any other amounts owing under this Agreement, pay (by reason of the Executive’s death and as additional compensation for services hereunder) the sum of Five Thousand Dollars ($5,000.00) to Executive’s surviving spouse or, if Executive leaves no surviving spouse, to Executive’s estate.

C. Voluntary Termination. Executive may terminate this Agreement at any time upon sixty (60) days’ prior written notice to the Chairperson of the Board of M & F and Chairperson of the Board of the Bank. Except as provided for in Paragraphs III.E., III.F. or III.G., in the event Executive voluntarily terminates his employment, he shall cease to receive compensation as of the date of termination of his employment, except that to which he is then entitled pursuant to M & F’s Incentive Compensation Plan.

D. Termination for Good Cause. The Board may terminate this Agreement for Good Cause, in which event, Executive shall be entitled to receive only his Minimum Annual Base Salary and only the compensation earned through participation in M & F’s Incentive Compensation Plan as of the date of termination. In no event shall Executive have the right to receive, or to have accrued or vested for his benefit, compensation or other benefits hereunder for any period after such termination. For purposes of this Agreement, “Good Cause” means breach of fiduciary duty, fraud, embezzlement, gross negligence, intentional and material failure to perform stated duties after written notice thereto, conviction of a crime of dishonesty or moral turpitude, wilful and materials violation of any statute, or of any rule, regulation, order, statement of policy or final cease-and-desist order (“Laws”) of any governmental agency or body having regulatory authority over the Bank whether resulting in criminal prosecution or conviction, or a material and continuing breach of any provision of this Agreement (after written notice thereof) or the occurrence of any event that shall result in Executive being excluded from coverage, or having coverage limited with respect to Executive as compared to other executive officers of the Bank, under any professional liability insurance policy covering its directors, officers or employees. For purposes of this Paragraph, no act or failure to act on Executive’s part shall be considered “willful” unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interest of M & F.

With respect to the first occurrence of any instance listed above specifically requiring written notice, the Bank shall give the Executive written notice that describes the failure or breach and Executive shall have thirty (30) days to cure such breach or failure to the reasonable satisfaction of the Board; provided, however, that no opportunity to cure shall be allowed for any subsequent substantially similar failure or breach and termination for Good Cause in such circumstances shall be effective upon the giving of such written notice, which shall not be given less than ninety-one (91) days after the first such written notice. If M & F decides to terminate this Agreement as provided in this Paragraph, M & F will give Executive thirty (30) days’ advance written notice of its intention to terminate this Agreement prior to the date of termination.

E.	Termination without Good Cause.

(1) In the event, after giving advance notice of sixty (60) days, the employment of Executive is terminated (a) by the Board of Directors without cause, or (b) by Executive for Good Reason, Executive or his designated beneficiary, shall be entitled to his Minimum Annual Base Salary, participation in the Incentive Compensation Plan at not less than the target levels if actual performance is lower, retirement and fringe benefits all as provided in accordance with Paragraph II herein, (a) until the Termination Date or (b) for one (1) year after such termination, whichever is longer. However, in the event M & F, during the Initial Term, give Executive notice of termination with or without Good Cause, Executive shall be paid all compensation provided for in this Agreement, for the remainder of the Initial Term or for one (1) year after the Termination Date, whichever is longer.

(2) With respect to payments under this Paragraph III.E., Executive’s pre-termination compensation shall continue for six (6) consecutive months and then Executive shall be paid a lump sum payment equal to the compensation to which Executive remains entitled, in accordance with this Paragraph III.E(1).

(3) For the purpose of this Agreement, “Good Reason” shall mean: (a) the withholding from Executive of the authority, duties, responsibilities and status which are consistent with Executive’s position as the CEO of M & F and President and CEO of the Bank; (b) the removal of Executive from the Board of Directors of M & F, if elected to the Board; or (c) the breach of this Agreement by M & F.

F.	Constructive Termination of Employment by the Bank.

(1) Minimum Annual Compensation Payment. Employment under this Agreement may, at the option of the Executive, be deemed constructively terminated by the Bank At Will if any of the following occurs:

(a) M & F or the Bank assigns the Executive to any duties materially inconsistent with his status as the CEO of M & F or status as President and CEO of the Bank;

(b) An arbitrary and materials alteration in the nature of such position or status; or

(c) The Bank has conveyed to the Executive that there will not be a position of CEO at the Bank level; or

(d) The material breach of commitments to the Executive as to responsibilities, position, title and the obligations of M & F or the Bank under this Agreement.

If the Executive deems this Agreement constructively terminated by the Bank because of the occurrence of any of the foregoing, the Executive shall give the Bank thirty (30) days’ written notice that he deems the Bank to have constructively terminated his employment at will and such notice shall specify with reasonable detail the basis for such claim, including the specific conduct, transactions and occurrences with reference to the applicable subparagraphs of this Paragraph III.F. The employment of the Executive shall be deemed constructively terminated at will thirty (30) days after the giving of such written notice unless the Bank has removed any basis for a claim under this Paragraph III.F.

In the event of constructive termination by the Bank under this Paragraph III.F., M & F and the Bank shall pay the Executive pursuant to the provisions of Paragraph III.E. in lieu of any and all damages which the Executive may claim. Other rights and benefits of the Executive under employee benefit plans and programs of the Bank in which the Executive is a participant will be determined in accordance with the terms and provisions of such plans and programs. The Bank shall thereafter have no further obligations to the Executive under this Agreement.

G. Change of Control. In the event that M & F shall have undergone a Change of Control, in lieu of any compensation otherwise provided under this Agreement, Executive shall be entitled to the following benefits upon the termination of his employment, either voluntarily by Executive or by M & F for any reason except Executive’s Disability or death.

For purposes of this Agreement, a “Change in Control” means a change in control of the Bank of a nature that would be required to be reported in response to Item 6(e) of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the “1934 Act,”) or the acquisition of control, within the meaning of Section 2(a) (2) of the Bank Holding Act of 1956, as amended, or Section 602 of the Change in Control Act of 1978, of the Bank by any Person; provided that, without limitation, a Change in Control also shall be deemed to have occurred if (1) any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Bank representing 30% or more of the combined voting power of M & F’s then outstanding securities; or (2) During any period of two (2) consecutive years, individuals who at the beginning of the Term constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Bank’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the Term.

(1) Unapproved Change in Control Termination. In the event of (a) the termination of this Agreement at will or (b) the voluntary termination of this Agreement by the Executive, in each case in connection with, or within two (2) years after, any Change in Control (as defined below) which has not been approved in advance by a formal resolution of two-thirds (2/3) of the members of the Board who are not Affiliates of the Person effecting or proposing to effect the Change in Control (“Independent Directors”), the Executive shall be entitled at his election:

(a) to continue to receive his Minimum Annual Base Salary and bonuses as approved in this Agreement for a period of two and ninety-nine one hundredths (2.99) years subsequent to the effective date of such termination; and (b) to continue to participate in all Benefit Plans and Fringe Benefits, except qualified retirement plans for the period of two and ninety-nine one hundredths (2.99) years.

Upon written notice by the Executive to the Bank, in lieu of paying the amount in Paragraph III.G(1)(ii)(a) and (b) above for a period of two and ninety-nine one hundredths (2.99) years in instalments, the Executive shall be paid the Present Value of such Minimum Annual Base Salary and bonuses in a lump sum within sixty (60) days of the termination of his employment. The calculation of the amount due shall be made by the independent accounting firm then performing the Bank’s independent audit (the “Auditor”) at the expense of the Bank. If Executive does not agree with the calculation performed by the Auditor, then Executive may choose an auditor to perform such calculation on his behalf and at his expense. Following such calculation, if the Bank’s auditor and the auditor appointed by the Executive are unable to agree on the calculation, the Bank and the Executive shall agree on an independent third-party auditor who shall be appointed to determine the calculation of the amount due to Executive Officer pursuant to this Paragraph. The determination of such third-party auditor shall be conclusive and binding on all parties herein. In the event Executive elects such lump sum payment, the Executive shall continue to participate in the Benefit Plans and Fringe Benefits for the aforesaid two and ninety-nine one hundredths (2.99) year period. The Executive shall also be entitled to a cash payment of an amount equal to the amount of any and all excise tax liability incurred by Executive, pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, in connection with the payments and benefits compensation in Paragraph II and subparagraphs (such amount to be determined by the Auditor at M & F’s expense).

(2) Approved Change in Control Termination. Upon ten (10) days’ prior written notice, the Executive may declare this Agreement to have been terminated for At Will by M & F or the Bank, upon the occurrence of any of the following events, which have not been consented to in advance by the Executive in writing, following a Change in Control, approved in advance by a formal resolution of at least two-thirds (2/3) of the Independent Directors:

(a) if the Bank should fail to maintain Benefit Plans and Fringe Benefits providing to him at least substantially the same level of benefits afforded the Executive as of the date of the change in Control; or

(b) if in the Executive’s sole discretion, his responsibilities or authority in the capacity described in Paragraph I have been diminished materially.

Upon such termination, or upon any other termination of this Agreement at Will by the Bank, within two (2) years following an approved Change in Control, the Executive shall be entitled to receive the compensation and benefit continuation when and as provided in Paragraph III.G(1) above.

H. Additional Regulatory Requirements. Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that the Bank shall not be required to make any payment or take any action under this Agreement if (a) the Bank is declared by any Regulatory Authority to be insolvent, in default or operating in an unsafe or unsound manner, (b) such payment or action would be prohibited by or would violate any Law or (c) such payment or action otherwise would be prohibited by any Regulatory Authority.

I. Mitigation. In the event Executive’s employment terminates as a result of a Total Disability as set forth in Paragraph III.A herein, Executive’s employment pursuant to this Agreement is terminated without cause, as set forth in Paragraph III.E. herein, or Executive is terminated pursuant to a Change of Control, as set forth in Paragraph III.F. herein, Executive shall have no duty to mitigate his damages by seeking other employment, and M & F shall not be entitled to set off against amounts payable hereunder any compensation that Executive may receive from future employment.

IV.	EXECUTIVE’S RIGHTS UNDER CERTAIN PLANS.

Notwithstanding anything contained herein, M & F agrees that the benefits provided to Executive herein are not in lieu of any rights and privileges to which Executive may be entitled as an employee of M & F under any retirement, pension, insurance, hospitalization, or other plan which may now or hereafter be in effect, it being understood that, except to the extent currently provided in such plans, Executive shall have the same rights and privileges to participate in such plans or benefits as any other employee of M & F.

If Executive shall be entitled to participate in any retirement or fringe benefit plan pursuant to the terms of this Agreement after the cessation of his employment and if the terms of any such retirement or fringe benefit plan do not permit continued participation by Executive after termination of employment, then M & F will arrange for other coverage at M & F’s expense, providing substantially similar benefits in a manner which is tax neutral to Executive.

If continued participation in any retirement plan is not permitted by law or the terms of the plan, M & F shall pay to Executive or, if applicable, his beneficiary, a supplemental benefit equal to the value on the date of termination of employment of the excess of (a) the after-tax benefit Executive would have been paid under such plan if he had continued to be covered as if Executive had earned compensation described under Paragraph II above and had made contributions sufficient to earn the maximum matching contribution, if any, under such plan (less any amounts he would have been required to contribute), over (b) the after-tax benefit actually payable to or on behalf of the Executive under such plan. For purposes of determining the benefit under (a) in the preceding sentence, contributions deemed to be made under a defined contribution plan will be deemed to be invested in the same manner as Executive’s account under such plan at the time of termination of employment. M & F shall pay such supplemental benefits (if any) in a lump sum within 60 days of the termination of employment.

V.	COBRA CONTINUATION COVERAGE.

Notwithstanding any provision of this Agreement to the contrary, in the event of any qualifying event, as defined in Paragraph 4980B of the Internal Revenue Code (the “Code”), Executive and his qualifying beneficiaries shall be entitled to continuation of health care coverage, as provided under Paragraph 4980B of the Code. The foregoing is intended as a statement of Executive’s continuation coverage rights and is in no way intended to limit any greater rights of Executive or his qualified beneficiaries under this Agreement. If a greater benefit is available to Executive or his qualifying beneficiaries under this Agreement or otherwise, Executive or his qualified beneficiaries may forego continuation coverage and elect instead such greater benefit.

VI.	CONFIDENTIAL.

Executive agrees to receive Confidential Information (defined below) of M & F in confidence, and not to disclose to others, assist others and the applicable of, or use for his own gain, such information, or any part thereof, unless and until it has become public knowledge or has come into the possession of such other or others by legal and equitable means, permitted by direct, written authorization of the Board, and other than as a result of disclosure by Executive. Executive further agrees that, upon termination of his employment with M & F, all documents, records, notebooks, and similar repositories containing Confidential information, including copies thereof, then in Executive’s possession, whether prepared by him or others, are the proprietary property of M & F and shall be left with M & F.

For purposes of this Paragraph VI, “Confidential Information” means information disclosed to Executive or known by M & F, not generally known in the business in which M & F is or may become engaged, including but not limited to, information about M & F’s services, data, figures, projections, estimates, lists, files, records, documents, manuals, or such proprietary materials or information, financial or otherwise, relating to M & F and the Bank and its banking business, regulatory examinations, financial results and condition lending and deposit operations, customers, including customer lists and information regarding their accounts and business dealings with the Bank, policies and procedures, computer system and software, stockholders, employees, offices and directors.

VII.	NON-COMPETITION.

A. Inconsideration of employment of Executive, during the Term and any subsequent Payment Period as defined below, upon the termination of Executive’s employment, for a period of one (1) year from the effective date thereof, whether such termination occurs as a result of an act of Executive, M & F or agreement of the parties, Executive agrees that he will not, within a city of M & F’s principal office or any office of its subsidiary, the Bank (collectively “the Market,”) or any city where a potential acquisition entity is located and M & F has plans in fact to move within one (1) year after Executive’s termination date, in that city as reflected in official Board meeting minutes that precede Executive’s termination notice date, directly or indirectly, own, manage, operate, join, control or participate in the management, operation or control of, or be employed by or connected in any manner with, any Person who Competes with the Bank, without the prior written consent of the M & F Board; provided, however, that the provisions of this Paragraph VII.A. shall not apply prospectively in the event this Agreement is terminated by M & F without Good Cause; and, provided further, that if Executive is terminated for Good Cause under Paragraph III.D., the period of non-competition shall extend until the first anniversary of the date of such termination.

B. Definitions. For purposes of this Agreement:

(1) A “Person Who Competes” means a Person that (a) solicits or secures deposits from any Person, (b) solicits or makes loans to any Person, (c) includes or attempts to induce any Person who was a customer of the Bank at the time of the termination of the Officer’s employment to change the customer’s depository, loan, or other banking relationship from the Bank to another financial institution, or (d) otherwise provides any type of commercial banking services, in each case from banking offices located within the Market.

(2) “Person” means (a an individual or a corporation, partnership (limited or general), trust, limited liability company, business trust, association (mutual or stock, including a mutual holding company), joint venture, pool, syndicate, unincorporated organization or any other form of entity; and (b) any Affiliate (as defined below) of any individual or entity listed in Paragraph VII.A.

(3) “Affiliate” means any Person who controls, is under control with, or is controlled by the Person to whom reference is being made; and for the purposes of the definition of Affiliate, control shall be deemed to exist in a Person who beneficially owns ten percent (10%) or more of the outstanding equity interests (or options, warrants or other rights to acquire such equity interests) of another Person.

(4) “Payment Period” means the period of time following the end of the Term during which Executive receives payments of money, participates in Benefit plans and/or receives Fringe Benefits under Paragraphs II.C.(3), (4) and (5), as applicable.

C. Freedom to invest. Executive shall be free, without consent, to purchase or hold as an investment or otherwise up to 5% of the outstanding stock or other securities of any Person which has its securities listed on any national securities exchange or which has transactions in its securities quoted on any level of the NASDAQ Stock Market, Inc. or other over-the-counter market or inter-dealer quotation system.

D. Remedies for Breach. Executive acknowledges that a breach of the terms of Paragraph VI would result in serious and irreparable harm to M & F and the M & F shall be entitled to enforce the provisions thereof by an injunction, enjoining Executive from such conduct as would represent a violation hereof.

VIII.	MEDIATION/ARBITRATION CLAUSE.

In the event of any dispute, claim, question, or disagreement arising from or relating to this Agreement or the breach thereof (“Dispute”), the parties hereto shall use their best efforts to resolve the Dispute in manner satisfactory to both parties through consultation and negotiation with each other in good faith. If the Dispute cannot be resolved through direct negotiations within a period of sixty (60) days, the parties agree to attempt to settle the Dispute in an amicable manner by mediation before resorting to arbitration. Thereafter, any unresolved dispute shall be resolved by arbitration. Any mediation or arbitration hereunder shall be conducted in accordance with the Commercial Mediation Rules or the Commercial Arbitration Rules, as appropriate, of the American Arbitration Association (“AAA”), as in effect at the time of the mediation or arbitration. In the event of arbitration, the final award of the commercial Arbitration Tribunal shall be binding on the parties. Unless the parties agree otherwise, such mediation or arbitration shall also be conducted under the auspices of, and administered by, the AAA.

IX.	SUCCESSORS.

A. This Agreement shall inure to the benefit of and be binding upon M & F, its successors and assigns, including without limitation, any person, partnership, or corporation that may acquire voting control of M & F or all or substantially all of M & F’s assets and business, or which may be a party to any consolidation, merger, or other transaction that results in a Change of Control of M & F.

B. This Agreement shall also inure to the benefit of and be binding on Executive, his heirs, successors, and legal representatives.

X.	INDEMNIFICATION.

M & F, as provided for in its Articles of Incorporation, shall indemnify Executive to the full extent of the general laws of the State of North Carolina, now or hereafter in force, including the advance of expenses under procedures provided for by such laws.

XI.	AMENDMENTS.

Except as herein otherwise expressly provided, no amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

XII.	APPLICABLE LAW AND CONSTRUCTION.

This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of North Carolina. The Paragraph and paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

XIII.	NOTICES.

All notices under this Agreement shall be in writing, and will be duly sent if sent by registered or certified mail to the respective parties’ addresses shown hereinabove, or such addresses as the parties may hereafter designate in writing for such purposes.

XIV.	ASSIGNMENT.

Except as expressly provided herein, neither this Agreement nor any rights, benefits or obligations hereunder may be assigned by M & F or Executive without the prior written consents of other. Executive’s rights and duties hereunder are no delegable. The rights and duties of M & F hereunder shall be non-assignable, absent the consent of Executive; provided, however, that M & F shall have the right to transfer its rights and duties under this Agreement (and without consent of Executive) to any successor in interest to the Corporation, any corporation owning at least eighty percent of the outstanding voting stock of the Corporation, or any entity acquiring substantially all of the assets of the Corporation.

XV.	RIGHTS AND REMEDIES CUMULATIVE. All rights and remedies of the parties hereunder are cumulative.

XVI.     WAIVER OF BREACH. The failure of a party to exercise or enforce any of the terms or conditions of this Agreement will not constitute or be deemed a waiver of that party’s right hereunder to enforce each and every term of this Agreement. The failure by a party to insist upon strict performance of any of the terms and provisions herein will not be deemed a waiver of any subsequent breach of any party in the terms or provision herein.

XVII.    DIVISIBILITY. The provisions of this Agreement are divisible. If any such provision shall be deemed invalid or unenforceable, it shall not affect the applicability or validity of any other provision of this Agreement, and if any such provision shall be deemed invalid or unenforceable as to any periods of time, territory, or business activities, such provision shall be deemed limited to the extent necessary to render it valid and enforceable.

XIX.    COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, M & F has caused this Agreement to be signed by its duly authorized officers, and its corporate seal to be affixed hereto, and Executive has executed this Agreement, all the day and year first above written.

ATTEST:	M & F BANCORP, INC.

/s/ Valerie M. Queitt	By:	/s/ Maceo K. Sloan

Secretary		Chair, Board of Directors

(CORPORATE SEAL)		/s/ Ronald Wiley

SCHEDULE A. SCHEDULE OF COMPENSATION

1.	$165,000.00 per year payable in bi-monthly installments of $6,346.15, commencing on June 30, 2005.

APPROVED:

	Corporation: /s/MKS	Executive: /s/ RW

2.	A one time signing bonus in the amount of $25,000.00 payable upon execution of this Agreement.

APPROVED:

	Corporation: /s/ MKS	Executive: /s/ RW

3.	A grant by M & F Bancorp, Inc. of stock with a market value of $5,000.00 to be invested in M&F Bancorp, Inc. stock valued as of the date of execution of this Agreement.

APPROVED:

	Corporation:(s)MKS	Executive:(s)RW

4.	Such benefits as consistent with the applicable benefits plan then existing as of the date of execution of the contract.

APPROVED:

	Corporation: /s/ MKS	Executive: /s/ RW

5.	An additional right to stock award of $20,000.00, $5,000.00 per year at the end of the each 12-month period over a four-year period of continuous employment, which right shall be invested in M&F Bancorp, Inc. stock.

APPROVED:

	Corporation: /s/ MKS	Executive: /s/ RW

6.	The Executive is hereby granted the sum of $7,500.00 as relocation expenses.

APPROVED:

	Corporation: /s/ MKS	Executive: /s/ RW